Exhibit 99.1

Markforged Announces Litigation Brought Relating to Its Pending Merger with Nano

WALTHAM, Mass., January 2, 2025 – Markforged Holding Corporation (“Markforged”) (NYSE: MKFG), the company strengthening manufacturing resiliency by enabling industrial production at the point of need, announced today that a complaint has been filed relating to its pending merger with Nano Dimension Ltd. (“Nano”) in which Markforged is named as a defendant.

As previously announced, on September 25, 2024, Markforged entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nano pursuant to which Nano will, subject to the terms and conditions in the Merger Agreement, acquire all outstanding shares of Markforged (the “Merger”), with Markforged surviving the Merger as an indirect wholly-owned subsidiary of Nano. Completing the transaction is subject to certain closing conditions, including required regulatory approvals, and as of January 2, 2025, Markforged has obtained approval for all regulatory filings required pursuant to the Merger Agreement except for its filing with the Committee on Foreign Investment in the United States.

On December 31, 2024, Desktop Metal, Inc. (“Desktop Metal”) filed a complaint captioned Desktop Metal, Inc. v. Nano Dimension Ltd., et al. in the Delaware Court of Chancery in which Nano and Markforged are among the named defendants (the “Complaint”). The Complaint generally alleges that Nano breached the terms of its merger agreement with Desktop Metal by subsequently entering into the Merger Agreement with Markforged, and that closing the Merger prior to the pending merger between Desktop Metal and Nano (the “Desktop Metal Merger”) would jeopardize the parties’ ability to close the Desktop Metal Merger. In the Complaint, Desktop Metal is seeking, among other forms of relief, an order from the court enjoining consummation of the Merger until the Desktop Metal Merger has closed.

While Markforged cannot make an assessment as to the outcome of the lawsuit at this time, Markforged believes that Desktop Metal’s claims and requested relief against Markforged are without merit and intends to vigorously defend against them.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions or variations of such words are intended to identify forward-looking statements. Specifically this press release includes statements regarding: (i) the ability of Markforged and Nano to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Merger contemplated thereby, (ii) the potential effects of the Complaint on the consummation of the Merger, (iii) the impact of the combination of Desktop Metal, Nano and Markforged, (iv) Markforged’s beliefs regarding the merits of the Complaint and its ability to defend the allegations in the Complaint and (v) Nano’s or Markforged’s objectives, plans and strategies. Because such statements deal with future events and are based on Nano’s and Markforged’s current expectations, they are subject to various risks and uncertainties. The acquisition is subject to closing conditions, some of which are beyond the control of Nano or Markforged. Actual results, performance, or achievements of Nano or Markforged could differ materially from those described in or implied by the statements in this press release. The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including (i) the ultimate outcome of the proposed transaction between Nano and Markforged, including the impact, if any, of the Complaint on the transaction, (ii) the ultimate outcome of the proposed transaction between Nano and Desktop Metal, (iii) the effect of the announcement of the proposed transaction on the ability of Nano and Markforged to operate their businesses and retain and hire key personnel and to maintain favorable business relationships, (iv) the timing of the proposed transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, (vi) the ability to satisfy closing conditions to the completion of the proposed transaction (including regulatory approval), (vii) other risks related to the completion of the proposed transaction and actions related thereto, and (viii) the risks and uncertainties discussed under the heading “Risk Factors” in Nano’s annual report on Form 20-F filed with the SEC on March 21, 2024, and in any subsequent filings with the SEC, and under the heading “Risk Factors” in Markforged’s annual report on Form 10-K filed with the SEC on March 15, 2024, and in any subsequent filings with the SEC. You should note that such combined company information has not been prepared in accordance with and does not purport to comply with Article 11 of Regulation S-X under the U.S. Securities Act of 1933, as amended. Except as otherwise required by law, each of Nano and Markforged undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Media

Sam Manning, Public Relations Manager

sam.manning@markforged.com

Investors

Austin Bohlig, Director of Investor Relations

investors@markforged.com